UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 3, 2006

NATIONAL INSTRUMENTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-25426

Delaware	74-1871327
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation)	Identification No.)

11500 North MoPac Expressway, Austin, TX 78759
(Address of Principal Executive Offices, Including Zip Code)

(512) 338-9119
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act( 17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Agreement.

On February 3, 2006, the following payments were made in connection with the Company’s Annual Incentive Program (“AIP”) to the Company’s four most highly compensated executive officers who participate in the AIP. The AIP was adopted and approved by the Compensation Committee of the Board of Directors on May 10, 2005. The payments were made principally upon the satisfaction of the set performance objectives in the AIP together with discretion exercised by the Compensation Committee based on the performance of the individual officers during the year.

Officer	Amount
Alexander Davern	$51,000.00
Timothy Dehne	$61,720.00
Pete Zogas	$49,680.00
John Graff	$36,900.00

Signature(s)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2006	NATIONAL INSTRUMENTS CORPORATION
By: /s/ David G. Hugley David G. Hugley Vice President & General Counsel Secretary